UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): May 25, 2009
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131
          (Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 25, 2009, Terremark Worldwide, Inc., a Delaware corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with VMware Bermuda Limited (the “Investor”), a wholly-owned subsidiary of VMware, Inc., a Delaware corporation, pursuant to which the Company agreed to sell (the “Stock Sale”) to the Investor four million shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a purchase price per share of $5.00, for an aggregate purchase price equal to $20 million. The consummation of the Subscription Agreement is subject to customary closing conditions but is required to occur no later than June 1, 2009.
     The Subscription Agreement grants to the Investor a right of first refusal with respect to certain future equity sales by the Company that occur within the 18-month period following the closing of the Stock Sale. If such equity sales are proposed to be made to a competitor of the Investor or certain affiliates, the Investor may elect to purchase such equity in lieu of the competitor. If such equity sales are proposed to be made to a non-competitor of the Investor, the Investor will not have the ability to prevent such sale but will have the right to elect to purchase an additional amount of equity sufficient to maintain the Investor’s initial equity percentage interest in the Company.
     In connection with the offer and sale of the Shares to the Investor, the Company is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes the Investor is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act. Pursuant to certain registration rights provisions set forth in the Subscription Agreement, the Company has agreed to file, within 30 days after the closing of the Stock Sale, subject to the Company’s ability to request two five-business day extensions, a registration statement covering the resale of the Shares.
     The foregoing summary of the Subscription Agreement is not complete and is qualified in its entirety by reference to the Subscription Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.
Item 2.02. Results of Operations and Financial Condition
     On May 26, 2009, the Company issued a press release disclosing certain financial information about the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 2.02.
Item 7.01. Regulation FD Disclosure
     See disclosure set forth in Item 2.02 to this Current Report on Form 8-K.
     On May 26, 2009, the Company issued a press release disclosing the Stock Sale. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 7.01.
     The information contained in Items 2.02 and 7.01 to this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.

Item 9.01     Exhibits

10.1	Subscription Agreement, dated as of May 25, 2009, between the Company and the Investor.

99.1	Press Release issued May 26, 2009 regarding certain financial information about the Company.

99.2	Press Release issued May 26, 2009 regarding the Stock Sale.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Dated: May 26, 2009	By:	/s/ Jose Segrera
Jose Segrera
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement, dated as of May 25, 2009, between the Company and the Investor.

99.1	Press Release issued May 26, 2009 regarding certain financial information about the Company.

99.2	Press Release issued May 26, 2009 regarding the Stock Sale.

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